UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2015

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 22, 2015,  BFC Financial Corporation (the “Company”) entered into a Loan and Security Agreement and related agreements, including a Pledge Agreement (collectively, the “Loan Documents”) with Stifel Bank & Trust (the “Lender”), which allows for borrowings by the Company of up to $10,000,000 on a revolving basis (the “Facility”).   Amounts borrowed under the Facility will accrue interest at the Lender’s prime rate plus 5.0% or one-month LIBOR plus 7.5%, at the option of the Company upon a drawdown of the Facility.   Payments of interest for prime rate loans are payable quarterly in arrears and for LIBOR loans are payable at the end of each one-month LIBOR interest period.  The Facility matures, and all principal and interest outstanding under the Facility will be payable, on July 22, 2017, subject to acceleration upon the occurrence of certain specified events of default that the Company believes are customary for facilities of this type.  The Loan Documents include a number of representations, warranties and covenants, including financial covenants relating to the Company’s debt service coverage ratio and cash operating expenses that the Company also believes to be customary for facilities of this type.  The Company plans to use the proceeds of the Facility for general corporate purposes.  As of the date of this report, the Company has not drawn any amounts available for borrowing under the Facility.

Borrowings under the Facility will be secured by shares of Class A Common Stock of BBX Capital Corporation (“BBX Capital”) held by the Company in an amount such that the principal balance outstanding under the Facility will not at any time exceed 33.33% of the fair market value of the shares of BBX Capital’s Class A Common Stock pledged by BFC based on the closing price of BBX Capital’s Class A Common Stock on the New York Stock Exchange (the “NYSE”), or $30,000,000 of shares of BBX Capital’s Class A Common Stock if BFC borrows the full $10,000,000 amount under the Loan Documents. On July 23, 2015, the closing price of BBX Capital’s Class A Common Stock on the NYSE was $15.76 per share. As of the date of this report, BFC owns, directly or indirectly, 12,904,575 shares, or approximately 81%, of BBX Capital’s Class A Common Stock.  BFC also owns 195,045 shares of BBX Capital’s Class B Common Stock. Collectively, the shares of BBX Capital’s Class A Common Stock and Class B Common Stock owned by BFC represent an approximately 81% equity interest and 90% voting interest in BBX Capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: July 27, 2015
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Chief Financial Officer and Chief Accounting Officer